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                                                                 EXHIBIT 10.21


FIRST AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN CHARLES M. FERNANDEZ ("EXECUTIVE") AND CONTINUCARE CORPORATION (f/k/a ZANART ENTERTAINMENT INCORPORATED) (HEREINAFTER THE "COMPANY"), ENTERED INTO AS OF THE 1ST DAY OF OCTOBER 1999
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         In consideration of the sum of $1 and other good and valuable consideration the receipt of which is hereby acknowledged, the employment agreement between the Company and the Executive dated September 11, 1996 ("Agreement") is hereby amended effective as of the date hereof as follows:

         1. Paragraph 2 of the Agreement is hereby amended to read as follows:

                           "2. Term. Except as otherwise provided in Section 5
                  hereof, the term of this Agreement shall continue through the date hereof and shall terminate as provided below ("Term"). The Term shall be a continuous one year period commencing this date and running for a period such that on each "Anniversary Date", as defined below, an additional year automatically shall be added. Within 60 days prior to any Anniversary Date either party may provide written notice, with or without cause, to the other party of that party's intention not to extend the Term of this Agreement beyond the number of years then remaining in the Term, which number shall always be one. Such written notice shall be deemed the notice to terminate this Agreement at the end of the one year term then in effect. The "Anniversary Date", as used herein, shall be the 12th day of July of each year during the Term, including each year beyond the first one year of the Term. It is the intention of the parties that the Term as of each Anniversary Date automatically shall be one year, that one year written notice shall be required to terminate this Agreement, except as otherwise provided in Section 5 hereof and that said written notice to terminate may only be given on an Anniversary Date."

         2. Paragraph 3.1 of the Agreement is hereby amended to read as follows:

                  "3.1 Base Salary. The Executive shall receive a base salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000) (the "Base Salary") during the Term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes."

         3. Paragraph 3.2 of the Agreement is hereby amended to read as follows:

                  "3.2 Bonus. For each fiscal year of the Executive employment commencing with the fiscal year commencing July 1, 1999, the Executive shall receive a bonus (the "Bonus") equal to five (5%) percent of the Company's EBITDA in excess of $3 million for said fiscal year as determined by the Company's regular auditors, which amount shall be payable as soon as practicable


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                  following such determination; provided, that if this
                  Agreement is terminated earlier as set forth herein, then the Executive shall be entitled to receive the amount of the Bonus which has not been theretofore paid at the time of such termination. The Executive shall also be eligible to receive a bonus in an amount determined by the majority vote of all members of the Company's Board of Directors, based upon the Company's operating results, financial condition, prospects and intended utilization of earnings, if any."

         4. Paragraph 5.1 of the Agreement is hereby amended to read as follows:

                  "5.1 Termination for Cause. The company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder for "Cause" (as hereinafter defined). For purpose of this Agreement, the term "Cause" shall mean, subject to the proviso in the last sentence of Section 1.2 of this Agreement, (i) the willful failure or refusal of the Executive to perform the duties or render the services assigned to him from time to time by the Board (except during reasonable vacation periods or sick leave), (ii) the association, directly or indirectly, of the Executive, for his profit or financial benefit, with any person, firm, partnership, association, entity or corporation that competes in any material way with the company, (iii) the disclosing or using of any material trade secret or confidential information of the company at any time by the Executive, except as required in connection with his duties to the Company, (iv) the breach by the Executive of his fiduciary duty or duty of trust to the Company."

         5. Paragraph 5.4 of the Agreement is hereby amended to read as follows:

                  "5.4 Termination Without Cause. At any time the Company shall have the right to terminate the Executive's employment hereunder by written notice to the Executive; provided, however, that the Company shall continue to pay to the Executive the Base Salary for a period of one year following the effective date of termination specified in such notice in accordance with the Company's normal payroll policies and the amount, if any, of the unpaid Bonus in accordance with
                  Section 3.2 hereof. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1)."

         6. Paragraph 5.5 of the Agreement is hereby amended to read as follows:

                  "5.5 Resignation by Executive. The Executive shall at all times have the right, upon 30 days' written notice to the Company, to terminate the Employee's employment hereunder. Upon any termination pursuant to this Section 5.5, the Employee shall be entitled to be paid his Base Salary to the date of the termination and the amount of, if any, the unpaid bonus in



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                  accordance with Section 3.2 hereof and any accrued vacation time, and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

         7. Paragraph 6.1 of the Agreement is hereby amended to read as follows:

                  "6.1 Non-competition. While employed by the company and for a period of six months following the termination of the Executive's employment hereunder (other than a termination without cause, as contemplated by Section 5.4 hereof), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly engages primarily in the healthcare business (the "Business") in competition with the Company or its affiliates in Florida or in any other state in which the Company and/or its "affiliates" (as such term is defined in Rule 12b-2 as promulgated under the Securities Exchange Act of 1934, as amended) are conducting business at the time of termination or separation. The Company acknowledges and agrees that (i) the Executive is now engaged and hereafter may engage in other activities unrelated to the Company for his own account, and that no aspect or element of such activities shall (A) be deemed to be engaged in for the benefit of the Company or (B) to entitle the Company or any other shareholder of the Company to participate in such activities in any respect; provided, that such unrelated activities shall not consist, in whole or in part, directly or indirectly, of any aspect of the healthcare business or otherwise constitute a conflict of interest."

         8. Paragraph 6.3 of the Agreement is hereby amended to read as follows:

                  "6.3 Nonsolicitation of Employees and Customers. While employed by the Company and for a period of six months following the date of his employment is terminated hereunder, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, (i) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (ii) call on or solicit any of the actual or targeted patients of the Company, nor shall the Executive make known the names and addresses of such patients."



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         IT WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                               CONTINUCARE CORPORATION



                                               By: /s/ Spencer J. Angel
                                                   ----------------------------



                                                   /s/ Charles M. Fernandez
                                              ---------------------------------
                                              CHARLES M. FERNANDEZ





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